UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

WESTERN MAGNESIUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-56323	61-1934413
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8180 Greensboro Drive, Suite 720

McLean, Virginia 22102

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (571) 378-0762

None.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2022, Western Magnesium Corporation (the “Company”) entered into the transaction set forth in the Securities Purchase Agreement (the “Securities Purchase Agreement”) it entered into with an investor (the “Purchaser”) for the sale of the Company’s convertible debenture in the principal amount of $3,748,561.00 (the “November 2022 Convertible Debenture”) for a subscription amount of $3,748,561.00. The transaction provided for in the Securities Purchase Agreement closed on November 11, 2022.

The November 2022 Convertible Debenture bears interest at the rate of 15% per annum, matures on April 7, 2024 and is convertible (principal, and interest) at any time after the issuance date and, upon receipt of TSX Venture Exchange approval, into shares of the Company’s Common Stock at a conversion price equal to the greater of (i) $0.09 per share and (ii) the minimum conversion price permitted by the TSX Venture Exchange at the time of conversion (should the Company’s Common Stock then be listed on such exchange), subject to adjustment as provided therein (the “Conversion Price”). In addition, upon each conversion of the November 2022 Convertible Debenture, the holder is entitled to receive a Warrant (the “November 2022 Warrants”) to purchase a number of shares of Common Stock equal to 100% of the conversion shares being issued on such conversion.

November 2022 Warrants

Upon each conversion of the November 2022 Convertible Debenture, the Company will issue to the holder of the November 2022 Convertible Debenture, a Warrant to purchase a number of shares of the Company’s Common Stock equal to 100% of the conversion shares being issued on such conversion at a per share exercise price of $0.17, subject to adjustment as provided for in the 2022 Warrant and discussed below

The holders may exercise the November 2022 Warrants on a cashless basis at any time that there is not an effective registration statement covering the underlying shares of Common Stock and the volume weighted average price of the Company’s Common Stock is greater than the exercise price at the time of exercise. The November 2022 Warrants are not exercisable, however, if the number of shares to be issued to the holder upon such exercise, together with all other shares then owned by the holder and the Company’s affiliates, would result in the holder beneficially owning more than 9.99% of the Company’s outstanding Common Stock. The holder may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement the Company entered into in connection with the Securities Purchase Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) by December 7, 2022, covering the public resale of the shares of Common Stock underlying the November 2022 Convertible Debenture issued to the investor upon its conversion, the November 2022 Warrants issuable upon conversion of the November 2022 Convertible Debenture and any capital stock of the Company issued or issuable with respect to its Common Stock, the November 2022 Convertible Debentures or the November 2022 Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Underlying Shares”), all to the extent permissible under SEC rules, and to use the Company’s best efforts to cause the registration statement to be declared effective no later than January 23, 2023 if the SEC does not review the registration statement or by March 7, 2023 if the SEC reviews the registration statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MAGNESIUM CORPORATION

Dated: November 15, 2022	By:	/s/ Sam Ataya
Sam Ataya, Chief Executive Officer